Filed Pursuant to Rule 424(b)(3)
Registration Number 333-264674

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated December 11, 2023

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 4, 2022)

653,464 shares

Gulfport Energy Corporation

Common Stock

______________

The selling stockholders identified in this prospectus supplement (the “Selling Stockholders”) are offering 653,464 shares of common stock, $0.0001 par value per share (“Common Stock”), of Gulfport Energy Corporation (“Gulfport” or the “Company”). Gulfport will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders.

The Common Stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “GPOR.” On December 8, 2023, the last reported sale price of Common Stock on the NYSE was $134.85 per share.

Investing in the Common Stock involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page S-3 of this prospectus supplement, page 6 of the accompanying prospectus and under similar headings in the other documents incorporated by reference into this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Underwriter (as defined below) expects to deliver the shares against payment on or about December            , 2023.

The Underwriter has agreed to purchase the shares of Common Stock from the Selling Stockholders at a price of $            per share of Common Stock.

The Underwriter proposes to offer the shares of Common Stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

______________

J.P. Morgan

The date of this prospectus supplement is December            , 2023.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which, among other things, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference that are described under the “Information Incorporated by Reference” section in this prospectus supplement. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus.

To understand the terms of the securities offered by this prospectus supplement and before making an investment decision, you should carefully read this prospectus supplement and the accompanying prospectus. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and the business conducted by us.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that Gulfport Energy Corporation has filed with the SEC using a “shelf” registration process.

We have provided you only with the information contained in this prospectus supplement and the accompanying prospectus, including information incorporated by reference in this prospectus supplement and the accompanying prospectus. None of us, the Selling Stockholders or the Underwriter have authorized anyone to provide you with different or additional information. None of us, the Selling Stockholders or the Underwriter take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. None of us, the Selling Stockholders or the Underwriter are making an offer to sell securities in any jurisdiction where the offer or sale of securities is not permitted. You should not assume that the information included in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Common Stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

When used in this prospectus supplement, except where the context otherwise requires, the terms:

•        “Gulfport Energy Corporation” or “Gulfport” refer to Gulfport Energy Corporation, a Delaware corporation, and not its consolidated subsidiaries; and

•        “we,” “us,” “our” and the “Company” refer to Gulfport Energy Corporation and its consolidated subsidiaries.

S-ii

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of this prospectus supplement and the accompanying prospectus, and you should review that information in order to understand the nature of any investment by you in our shares of Common Stock. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus supplement and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed (including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits furnished relating thereto pursuant to Item 9.01)) in accordance with SEC rules unless specifically referenced below:

•        our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 1, 2023;

•        our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed on May 3, 2023, for the quarter ended June 30, 2023 filed on August 2, 2023, and for the quarter ended September 30, 2023 filed on November 1, 2023;

•        our Current Reports on Form 8-K filed on January 19, 2023, January 25, 2023, February 7, 2023, April 3, 2023, May 26, 2023, June 26, 2023, and September 20, 2023;

•        our Definitive Proxy Statement on Schedule 14A filed on April 10, 2023; and

•        the description of our Common Stock contained in our Form 8-A filed on May 17, 2021, including any amendment to that Form that we may file in the future for the purpose of updating the description of our Common Stock.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), including all such documents we may file with the SEC after the date hereof, shall be deemed to be incorporated by reference in this prospectus supplement until the completion of this offering.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement. If you would like a copy of any of these documents, at no cost, please write or call us at:

Gulfport Energy Corporation
713 Market Drive
Oklahoma City, Oklahoma 73114
(405) 252-4600

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of Common Stock being sold in this offering. This prospectus supplement and the accompanying prospectus constitute a part of that registration statement. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our shares of Common Stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each such statement is qualified by reference to the applicable exhibit. You may read and obtain a copy of the registration statement without charge at the SEC’s website. The SEC’s website address is www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and obtain such filings from the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.gulfportenergy.com all materials that we file electronically with the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part.

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including the expected impact of the war in Ukraine and the Israel-Hamas war on our business, our industry and the global economy, estimated future net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), share repurchases, business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of our business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, and in any subsequent Quarterly Report on Form 10-Q. All forward-looking statements speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of the information incorporated by reference herein, as applicable.

All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

S-v

SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in shares of Common Stock. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in shares of Common Stock discussed in the “Risk Factors” section below and in the documents incorporated by reference herein.

Our Company

Gulfport is an independent natural gas-weighted exploration and production company with assets primarily located in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio, where we target development in what is commonly referred to as the Utica and Marcellus formations, and central Oklahoma, where we target development in the SCOOP Woodford and Springer formations. Gulfport’s predecessor was incorporated in the State of Delaware in July 1997. Our corporate headquarters are located in Oklahoma City, Oklahoma and shares of Gulfport’s Common Stock trade on the NYSE under the ticker symbol “GPOR.” Our corporate strategy is focused on the economic development of our asset base in an effort to generate sustainable free cash flow.

The Company’s principal executive offices are located at 713 Market Drive, Oklahoma City, Oklahoma 73114, and the Company’s telephone number is (405) 252-4600. We maintain a website at www.gulfportenergy.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement.

Recent Developments

On December 4, 2023, the Company entered into a purchase agreement (the “Repurchase Agreement”) with certain accounts managed and advised by Silver Point Capital, L.P. and MacKay Shields LLC (the “Repurchase Selling Stockholders”). Pursuant to the Repurchase Agreement, the Company agreed to purchase from the Repurchase Selling Stockholders an aggregate of 292,910 shares of Common Stock at a price of $136.56 per share, representing a 1% discount to the last reported per share sales price of Common Stock on the NYSE on December 1, 2023, and an aggregate total consideration of approximately $40 million (the “Repurchase”). The Repurchase closed on December 11, 2023.

The Offering

Issuer	Gulfport Energy Corporation.
Shares of Common Stock offered by the Selling Stockholders	653,464 shares.
Shares of Common Stock to be outstanding immediately after this offering

18,235,272 shares, which takes into account the closing of the Repurchase but excludes (i) 2,691,737 shares of Common Stock reserved for issuance pursuant to our 2021 Stock Incentive Plan as of December 8, 2023 and (ii) 3,205,571 shares of Common Stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock as of December 8, 2023.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders. See “Use of Proceeds.”
Risk factors

See the “Risk Factors” section beginning on page S-3 of this prospectus supplement, page 6 of the accompanying prospectus and under similar headings in the other documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the Common Stock.

Listing and trading symbol	The Common Stock is traded on the NYSE under the symbol “GPOR.”
Transfer agent and registrar	Computershare Trust Company, N.A.

RISK FACTORS

Investing in the Common Stock involves a high degree of risk. You should carefully consider the risks described in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before deciding whether to purchase shares of Common Stock. In particular, you should carefully consider, among other things, the risks to our business and other matters discussed under the section captioned Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and in any subsequent Quarterly Report on Form 10-Q. If any such risks and uncertainties actually occur, you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations and result in a loss of all or part of your investment.

Risks Related to this Offering and the Common Stock

The trading price of the Common Stock has been, and is likely to continue to be, volatile and could fluctuate in response to a number of factors, many of which are beyond our control.

The trading price of the Common Stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of the Common Stock could decrease, perhaps significantly. Factors that may affect the market price of the Common Stock include changes in market prices of oil, natural gas and natural gas liquids; announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; and changes in government regulation or proposals relating to us. In addition, the U.S. securities markets have experienced significant price and volume fluctuations, and these fluctuations often have been unrelated to the operating performance of companies in these markets. Any volatility of, or a significant decrease in, the market price of the Common Stock could also negatively affect our ability to make acquisitions using Common Stock. Further, if we were to be the object of securities class action litigation as a result of volatility in the Common Stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Sales of a substantial number of shares of Common Stock in the public markets, or the perception that such sales could occur, could reduce the market price of the Common Stock.

Sales of a substantial number of shares of Common Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. We are unable to predict the effect that such sales may have on the prevailing market price of the Common Stock.

Subject to certain exceptions described in the “Underwriting” section of this prospectus supplement, we, our directors and executive officers, the Selling Stockholders, Silver Point Distressed Opportunities Offshore Master Fund, L.P. and Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. have agreed to enter into lock-up agreements with the Underwriter pursuant to which we and they have agreed, or will agree, that we and they will not, subject to certain limited exceptions, dispose of or hedge any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock for a period of 30 days after the date of this prospectus supplement. The Underwriter may permit us or our directors and executive officers, the Selling Stockholders, Silver Point Distressed Opportunities Offshore Master Fund, L.P. or Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. to sell shares prior to the end of the lock-up period. Sales of a substantial number of such shares upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell Common Stock at a time and price that you deem appropriate.

We may issue Common Stock or equity securities senior to the Common Stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. Future sales or issuances of shares of Common Stock or other equity securities, or the availability of shares of Common Stock or such other equity securities for future sale or issuance, may negatively affect the trading price of the Common Stock. No prediction can be made as to the effect, if any, that future sales or issuance of shares of Common Stock or other equity or equity-linked securities will have on the trading price of the Common Stock.

Silver Point Capital, L.P. (“Silver Point”) holds, and will continue to hold, a significant portion of the outstanding shares of our Common Stock, which may limit the ability of our public stockholders to influence significant corporate decisions.

Currently, our largest stockholder is Silver Point, which beneficially owns approximately 34.1% of the shares of our Common Stock, exclusive of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by Silver Point. Upon completion of this offering, Silver Point will beneficially own approximately 31.1% of our shares of Common Stock in the aggregate, exclusive of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by Silver Point. The foregoing beneficial ownership percentages are based on 18,235,272 shares outstanding, which takes into account the closing of the Repurchase but excludes (i) 2,691,737 shares of Common Stock reserved for issuance pursuant to our 2021 Stock Incentive Plan as of December 8, 2023 and (ii) 3,205,571 shares of Common Stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock as of December 8, 2023.

Pursuant to the terms of the Cooperation Agreement (the “Cooperation Agreement”), dated May 17, 2021, between Gulfport and Silver Point, Silver Point is entitled to nominate one director for election to the Gulfport board of directors until Silver Point and its affiliates cease to hold 20% or more of the voting power of the voting securities of Gulfport (as defined in the Cooperation Agreement). As a result of its share ownership and director nomination right, Silver Point may be able to significantly influence significant corporate matters and transactions, including mergers, acquisitions or dispositions, or the amendment of our governing documents. This concentration of ownership may delay, deter or prevent acts that would be favored by our public stockholders, such as a change of control transaction that would result in the payment of a premium to such stockholders.

Investors in this offering may experience future dilution.

To raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of Common Stock or other securities convertible into, or exchangeable for, Common Stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of Common Stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of Common Stock or related securities in future transactions is less than the price per share in this offering, investors who purchase Common Stock in this offering will suffer a dilution of their investment. In addition, equity awards under our share-based compensation plans may cause further dilution.

Our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of the Common Stock.

Until and unless we pay dividends on the Common Stock, a holder of Common Stock may only receive a return on its investment if the market price of the Common Stock increases. Any future determinations relating to our dividend policy and the declaration, amount and payment of any future dividends on the Common Stock will be at the discretion of Gulfport’s board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, operating results and capital requirements as well as general business conditions and other factors that the board of directors may deem relevant.

The terms of our outstanding Series A Convertible Preferred Stock give, and any future preferred equity or debt financing may give, holders of such securities rights that are senior to the rights of the holders of our Common Stock or impose more stringent restrictions on our operations.

We have classified and designated 110,000 shares of our authorized capital stock as Series A Convertible Preferred Stock (“Series A Preferred Stock”). As of December 8, 2023, we had 44,878 shares of Series A Preferred Stock outstanding. For so long as any shares of Series A Preferred Stock are outstanding, we cannot authorize, allow or undertake any liquidation, dissolution or winding-up that may otherwise be in the best interests of holders of Common Stock without the consent of a majority of the outstanding shares of Series A Preferred Stock. Holders of the shares of Series A Preferred Stock are also entitled to a liquidation preference of $1,000 per share, which will reduce the remaining amount of our assets, if any, available to distribute to holders of Common Stock upon a liquidation event.

In addition, if we incur additional debt or raise equity through the issuance of preferred stock or convertible securities, the terms of the debt or the preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of Common Stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing stockholders would be diluted.

Our governing documents contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable.

Our governing documents contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of us. In addition, certain provisions of Delaware law may have a similar effect. See the “Description of Capital Stock — Anti-Takeover Provisions” section in the accompanying prospectus for more information regarding these provisions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. Pursuant to the terms of the Registration Rights Agreement (as defined below), we will bear all costs, fees and expenses associated with the sale of our Common Stock in this offering by the Selling Stockholders, other than underwriting discounts and commissions. See “Selling Stockholders” and “Underwriting”.

SELLING STOCKHOLDERS

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of Common Stock held by the Selling Stockholders before and after giving effect to this offering.

	Shares of Common Stock Beneficially Owned Prior to this Offering(1)		Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of this Offering(1)
Name	Number of Shares	Percentage of Outstanding Shares(2)		Number of Shares	Percentage of Outstanding Shares(2)
The Mainstay MacKay High Yield Corporate Bond Fund(3)(5)	1,029,688	5.6%	82,279	947,409	5.1%
The Mainstay VP High Yield Corporate Bond Portfolio(4)(5)	265,115	1.4%	21,185	243,930	1.3%
Silver Point Capital Fund, L.P.(6)(10)	1,224,497	6.6%	97,758	1,126,739	6.1%
Silver Point Capital Offshore Master Fund, L.P.(7)(10)	3,347,902	17.6%	267,281	3,080,621	16.2%
Silver Point Distressed Opportunities Fund, L.P.(8)(10)	814,400	4.4%	65,018	749,382	4.1%
Silver Point Distressed Opportunity Institutional Partners, L.P.(9)(10)	1,502,378	8.1%	119,943	1,382,435	7.5%

____________

(1)      The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)      Based on 18,235,272 shares, which takes into account the closing of the Repurchase but excludes (i) 2,691,737 shares of Common Stock reserved for issuance pursuant to our 2021 Stock Incentive Plan as of December 8, 2023 and (ii) 3,205,571 shares of Common Stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock as of December 8, 2023.

(3)      The Mainstay MacKay High Yield Corporate Bond Fund is the direct holder of 1,029,688 shares of Common Stock including shares of Common Stock issuable upon conversion of 4,201 shares of Series A Preferred Stock. Its address is c/o MacKay Shields LLC, 1345 Avenue of Americas, New York, NY 10105.

(4)      The Mainstay VP High Yield Corporate Bond Portfolio is the direct holder of 265,115 shares of Common Stock including shares of Common Stock issuable upon conversion of 1,134 shares of Series A Preferred Stock. Its address is c/o MacKay Shields LLC, 1345 Avenue of Americas, New York, NY 10105.

(5)      MacKay Shields LLC (“MacKay Shields”), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is an indirect wholly-owned subsidiary of New York Life Insurance Company. MacKay Shields is deemed to be the beneficial owner of an aggregate of 1,690,018 shares of Common Stock, which includes (a) 1,029,688 shares of Common Stock including shares of Common Stock issuable upon conversion of 4,201 shares of Series A Preferred Stock held directly by The Mainstay MacKay High Yield Corporate Bond Fund, (b) 265,115 shares of Common Stock including shares of Common Stock issuable upon conversion of 1,134 shares of Series A Preferred Stock held by The Mainstay VP High Yield Corporate Bond Portfolio. MacKay Shields may also be deemed to be the beneficial owner of an aggregate of 395,215 shares of Common Stock including shares of Common Stock issuable upon conversion of 1,935 shares of Series A Preferred Stock held by various funds and other managed accounts that are investment clients of MacKay Shields that are not selling stockholders in this offering. The address of MacKay Shields LLC is 1345 Avenue of Americas, New York, NY 10105.

(6)      Silver Point Capital Fund, L.P. is the direct holder of 1,224,497 shares of Common Stock including shares of Common Stock issuable upon conversion of 3,802 shares of Series A Preferred Stock. Its address is c/o Two Greenwich Plaza, Suite 1, Greenwich, Connecticut 06830.

(7)      Silver Point Capital Offshore Master Fund, L.P., by SPCP Offshore IV, Inc., its designated affiliate, is the direct holder of 3,347,902 shares of Common Stock including shares of Common Stock issuable upon conversion of 10,822 shares of Series A Preferred Stock. Its address is c/o Two Greenwich Plaza, Suite 1, Greenwich, Connecticut 06830.

(8)      Silver Point Distressed Opportunities Fund, L.P. is the direct holder of 814,400 shares of Common Stock including shares of Common Stock issuable upon conversion of 2,307 shares of Series A Preferred Stock. Its address is c/o Two Greenwich Plaza, Suite 1, Greenwich, Connecticut 06830.

(9)      Silver Point Distressed Opportunity Institutional Partners, L.P. is the direct holder of 1,502,378 shares of Common Stock including shares of Common Stock issuable upon conversion of 4,268 shares of Series A Preferred Stock. Its address is c/o Two Greenwich Plaza, Suite 1, Greenwich, Connecticut 06830.

(10)    Silver Point Distressed Opportunities Offshore Master Fund, L.P., by DOF Offshore III, Inc., its designated affiliate, is the direct holder of 383,036 shares of Common Stock including shares of Common Stock issuable upon conversion of 943 shares of Series A Preferred Stock. Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P., by DOF IP Offshore II, Inc., its designated affiliate, is the direct holder of 647,154 shares of Common Stock including shares of Common Stock issuable upon conversion of 1,601 shares of Series A Preferred Stock. Silver Point or its wholly owned subsidiaries are the investment managers of Silver Point Capital Fund, L.P., Silver Point Capital Offshore Master Fund, L.P., Silver Point Distressed Opportunities Fund, L.P., Silver Point Distressed Opportunities Offshore Master Fund, L.P., Silver Point Distressed Opportunity Institutional Partners, L.P. and Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. (the “Silver Point Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the reported securities held by the Silver Point Funds. Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by the Silver Point Funds. Messrs. Edward A. Mulé and Robert J. O’Shea are each members of Management and as a result may be deemed to be the beneficial owner of all of the securities held by the Silver Point Funds. Silver Point, Management and Messrs. Mulé and O’Shea disclaim beneficial ownership of the reported securities held by Silver Point Funds except to the extent of their pecuniary interests. The address of Silver Point is Two Greenwich Plaza, Suite 1, Greenwich, Connecticut 06830.

Material Relationships with Selling Stockholders

The Selling Stockholders acquired the shares of Common Stock offered hereby either in connection with our emergence from bankruptcy on May 17, 2021 or in open market purchases. On May 17, 2021, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain of our stockholders, including the Selling Stockholders, pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by certain of our stockholders, including the Selling Stockholders, from time to time as permitted by Rule 415 promulgated under the Securities Act. For more information on the Registration Rights Agreement, please refer to the description of the Registration Rights Agreement found in our filings, which are incorporated herein by reference.

David Reganato has served as a director on our Board of Directors since May 2021. Mr. Reganato serves as a partner with Silver Point.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of Common Stock by a non-U.S. holder (as defined below), but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is limited to non-U.S. holders who purchase Common Stock sold pursuant to this offering and who hold shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, for investment purposes).

This summary is based on the current provisions of the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions and published positions of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof, and all of which are subject to change or to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different than those set forth below. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•        banks, insurance companies or other financial institutions;

•        tax-exempt organizations or governmental organizations;

•        qualified foreign pension funds defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•        brokers or dealers in securities or currencies;

•        traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•        persons subject to the alternative minimum tax;

•        partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•        persons deemed to sell Common Stock under the constructive sale provisions of the Code;

•        “controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        persons that acquired Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•        certain former citizens or long-term residents of the United States;

•        except to the limited extent discussed below, persons who actually or constructively own more than 5% of the Common Stock; and

•        persons that hold Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, wash sale or other integrated investment or risk reduction transaction.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of Common Stock that is not for U.S. federal income tax purposes a partnership (or an investor therein) or any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and the partner, and upon certain determinations made at the partner level. Accordingly, we urge partnerships and partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of Common Stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of Common Stock by such partnership.

Distributions

We do not currently pay dividends on the Common Stock, and we do not have current plans to do so. However, if we make cash or other property distributions on the Common Stock (other than certain pro rata distributions of Common Stock), such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital, which will reduce the non-U.S. holder’s tax basis in the Common Stock until such basis equals zero, and, thereafter, as capital gain from the sale or exchange of such Common Stock. See “— Gain on Disposition of Common Stock” below. Subject to the discussion below under “— Backup Withholding and Information Reporting” and “— Additional Withholding Requirements Under FATCA” and to the discussion below regarding effectively connected dividends, any dividends paid to a non-U.S. holder on the Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must generally provide the applicable withholding agent with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form certifying qualification for the reduced rate. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. federal withholding tax if the

non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at a 30% rate (or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Gain on Disposition of Common Stock

Subject to the discussion below under “— Backup Withholding and Information Reporting” and “— Additional Withholding Requirements Under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of Common Stock unless:

•        the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•        the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•        the Common Stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include any effectively connected gain described in the second bullet point above.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, provided that the Common Stock is and continues to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period for the Common Stock, more than 5% of our Common Stock will be taxed on gain realized on the taxable disposition of the Common Stock as a result of our status as a USRPHC. If the Common Stock were not considered to be regularly traded on an established securities market, a non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of the Common Stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such a disposition (and to any distributions treated as a non-taxable return of capital or capital gain from the sale or exchange of such Common Stock as described above under “— Distributions”).

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of Common Stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate, which is currently 24%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable or successor form and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Additional Withholding Requirements Under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (commonly referred to as “FATCA”), impose a 30% withholding tax on any dividends paid on the Common Stock and (subject to the proposed U.S. Treasury regulations discussed below) on the gross proceeds from a sale or other disposition of Common Stock, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, on a properly completed and executed IRS Form W-8BEN-E or successor form, as applicable), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as a properly completed and executed IRS Form W-8BEN-E or successor form, as applicable). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States may be subject to different rules. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Proposed U.S. Treasury regulations that may be relied upon pending adoption of final U.S. Treasury regulations have indefinitely suspended the withholding tax on gross proceeds. Consequently, FATCA withholding is not expected to apply to gross proceeds from the sale or other disposition of Common Stock. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on their investment in the Common Stock.

INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

J.P. Morgan Securities LLC is acting as the sole underwriter in this offering (the “Underwriter”). Under the terms and subject to the conditions contained in an underwriting agreement dated December            , 2023, the Selling Stockholders have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Selling Stockholders, 653,464 shares of our Common Stock at a price of $            per share.

The Underwriter is committed to purchase all the shares of Common Stock offered by the Selling Stockholders if it purchases any shares.

The Underwriter proposes to offer the shares of Common Stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offering of the shares of Common Stock by the Underwriter is subject to receipt and acceptance and subject to the Underwriter’s right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the Underwriter.

We estimate that our share of the total expenses of the offering will be approximately $600,000. Pursuant to the Registration Rights Agreement, we have agreed to bear all costs, fees and expenses associated with the sale of our Common Stock in this offering by the Selling Stockholders, other than underwriting discounts and commissions or transfer taxes attributable to the sale of the shares of Common Stock.

We and the Selling Stockholders have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

We have agreed that, during the period ending 30 days after the date of this prospectus supplement, without the prior written consent of the Underwriter, subject to certain limited exceptions, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The Selling Stockholders, Silver Point Distressed Opportunities Offshore Master Fund, L.P., Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. and our executive officers and directors have entered into lock-up agreements with the Underwriter prior to the commencement of this offering pursuant to which each of these persons, subject to certain limited exceptions, will not, during the period ending 30 days after the date of this prospectus supplement, without the prior written consent of the Underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (iii) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (iv) publicly disclose the intention to do any of the foregoing.

In order to facilitate the offering of the shares, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the shares. Specifically, the Underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a naked short position. The Underwriter must close out any naked short position by purchasing shares of our Common Stock in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the Underwriter may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the shares. The Underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the Common Stock, including the imposition of penalty bids. These activities may raise or maintain the market price of the shares above independent market levels or prevent or retard a decline in the market price of the shares. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

Neither we nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor the Underwriter makes any representation that the Underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In addition, an affiliate of the Underwriter is the administrative agent, issuing bank and a lender under our Third Amended and Restated Credit Agreement, dated as of October 14, 2021, by and among Gulfport Energy Corporation, Gulfport Energy Operating Corporation, as the borrower, JPMorgan Chase Bank, N.A., the lenders party thereto, and the guarantors party thereto.

In the ordinary course of their various business activities, the Underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives of the Underwriter for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representatives of the Underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives of the Underwriter has been obtained to each such proposed offer or resale.

The Company, the Underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the Underwriter is not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)     to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Underwriter for any such offer; or

(c)     in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, FSMA),

provided that no such offer of shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the Underwriter and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the Underwriter has been obtained to each such proposed offer or resale.

We, the Underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)     to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)    where no consideration is or will be given for the transfer;

(c)     where the transfer is by operation of law; or

(d)    as specified in Section 276(7) of the SFA.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus supplement and the accompanying prospectus and certain other legal matters will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the Selling Stockholders by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus supplement have been derived from reports prepared by Netherland, Sewell & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firm as experts regarding the matters contained in its reports.

PROSPECTUS

GULFPORT ENERGY CORPORATION

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Depository Shares
Share Purchase Contracts
Units

Up to 14,326,362 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and sale from time to time, together or separately, in one or more offerings, any combination of common stock of Gulfport Energy Corporation (“Gulfport”, “we”, “us” or the “Company”), $0.0001 par value per share (“Common Stock”), preferred stock (“Preferred Stock”), debt securities, which may be senior or subordinated (“Debt Securities”), which may be guaranteed or co-issued by our Subsidiaries (the “Subsidiaries”), warrants to purchase Common Stock, Preferred Stock or any combination thereof (“Warrants”), depository shares (“Depository Shares”), share purchase contracts (“Share Purchase Contracts”) and units (“Units”, and collectively with the Debt Securities, Common Stock, Preferred Stock, Warrants and Share Purchase Contracts, the “Securities”), by the Company. In addition, the selling stockholders named in this prospectus or any supplement to this prospectus may offer and sell up to 14,326,362 shares of our Common Stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

We are registering the offer and sale of the shares of the Common Stock owned by the selling stockholders to satisfy registration rights we have granted to the selling stockholders pursuant to a registration rights agreement dated as of May 17, 2021 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock covered by this prospectus. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Securities.

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Securities we are offering for general corporate purposes. We will not receive any proceeds from the offer or sale of any Securities by the selling stockholders pursuant to this prospectus. See “Selling Stockholders” for a more detailed discussion about the selling stockholders.

The Securities to which this prospectus relates may be offered and sold from time to time directly by us or the selling stockholders or alternatively through underwriters, broker dealers or agents. We or the selling stockholders, as applicable, will determine at what price we or the selling stockholders may sell the Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by us or the selling stockholders, see the section entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Our Common Stock is quoted on The New York Stock Exchange (“NYSE”) under the symbol GPOR. On May 3, 2022, the last reported sale price of Common Stock on NYSE was $98.22 per share. We will provide information in the prospectus supplement for the trading market, if any, for any preferred stock, debt securities, warrants, depository shares, share purchase contracts or units we may offer.

Our principal executive office is located at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, and our telephone number is (405) 252-4600.

Investing in our Securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 6 herein and in the applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 4, 2022

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which we or the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the Securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these Securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

i

EXPLANATORY NOTE

On November 13, 2020, Gulfport Energy Operating Corporation (f/k/a Gulfport Energy Corporation), a Delaware corporation (“Legacy Gulfport”) and certain of Legacy Gulfport’s wholly owned direct subsidiaries (together with Legacy Gulfport, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ chapter 11 cases were jointly administered under the caption In re Gulfport Energy Corporation, et al. (the “Chapter 11 Cases”). On April 15, 2021, the Debtors filed the Amended Joint Chapter 11 Plan of Reorganization of Gulfport Energy Corporation and Its Debtor Subsidiaries (the “Plan”).

On April 28, 2021, the Bankruptcy Court entered an order approving and confirming the Plan. In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date (as defined below), Legacy Gulfport effectuated certain restructuring transactions, pursuant to which Gulfport Energy Corporation, a Delaware corporation was formed and succeeded Legacy Gulfport (and Legacy Gulfport was renamed “Gulfport Energy Operating Corporation”).

On May 17, 2021 (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. As a result, effective as of the Effective Date for the purposes of Rule 15d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor registrant to Legacy Gulfport. The Company is thereby deemed subject to the periodic reporting requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and, in accordance therewith, files and will file reports and other information with the Securities and Exchange Commission (the “SEC”).

For more information on the events that occurred and the shares of Common Stock issued in connection with our emergence from bankruptcy, see our Current Report on Form 8-K that was filed with the SEC on May 17, 2021.

In connection with our emergence from bankruptcy, on May 17, 2021, we entered into the Registration Rights Agreement with certain holders of Gulfport’s Common Stock. As such, the Company is filing this prospectus under the requirements of the Registration Rights Agreement to provide for the resale of up to an aggregate of 14,326,362 shares of Common Stock by the selling stockholders.

Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Emergence Date, as contained in this prospectus or incorporated by reference, reflect the actual historical consolidated results of operations and financial condition of Gulfport for the periods presented and do not give effect to the Plan or any of the transactions contemplated thereby or the adoption of fresh start accounting. Accordingly, such financial information may not be representative of our performance or financial condition after the Emergence Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to Gulfport following the Emergence Date.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf registration statement” on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the Securities described in this prospectus, and the selling stockholders named herein may offer and sell from time to time, in one or more offerings, shares of Common Stock as described in this prospectus.

This prospectus provides you with a general description of the Securities we or the selling stockholders may offer. Each time we or any selling stockholders offer Securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the Company or the persons offering Securities and the terms of the Securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We have provided you only with the information contained in this prospectus, including information incorporated by reference in this prospectus and the accompanying prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction where the offer or sale of securities is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Gulfport Energy Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 to register the offer and sale of the Securities covered hereby. This prospectus, which forms part of the Registration Statement, does not contain all of the information included in that Registration Statement. For further information about us and the Securities covered by this prospectus, you should refer to the Registration Statement and its exhibits. Certain information is also incorporated by reference in this prospectus as described under “Incorporation of Certain Documents by Reference.”

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.gulfportenergy.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

We have not authorized anyone to provide you with any information other than that contained in this prospectus or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our shares of Common Stock. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC. We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•        our Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 1, 2022;

•        the description of our Common Stock contained in our Form 8-A filed on May 17, 2021, including any amendment to that Form that we may file in the future for the purpose of updating the description of our Common Stock;

•        our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 4, 2022; and

•        our Definitive Proxy Statement on Schedule 14A filed on May 2, 2022.

All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration and prior to the effectiveness of the Registration Statement (excluding, in each case, any information deemed furnished rather than filed), shall be deemed to be incorporated by reference in this prospectus until the termination of each offering under this prospectus.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Gulfport Energy Corporation
3001 Quail Springs Parkway
Oklahoma City, Oklahoma 73134
(405) 252-4600

Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in the prospectus modifies or replaces this information.

OUR COMPANY

Gulfport is an independent natural gas-weighted exploration and production company with assets primarily located in the Appalachia and Anadarko basins. Our principal properties are located in Eastern Ohio, where we target development in what is commonly referred to as the Utica formation, and Central Oklahoma where we target development in the SCOOP Woodford and Springer formations. Our corporate strategy is focused on the economic development of our asset base in an effort to generate sustainable free cash flow. Gulfport’s predecessor was incorporated in the State of Delaware in July 1997. Shares of our Common Stock trade on NYSE under the ticker symbol “GPOR”.

The Company’s principal executive offices are located at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, and the Company’s telephone number is (405) 252-4600. We maintain a website at www.gulfportenergy.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

THE SUBSIDIARY GUARANTORS

The Subsidiaries may unconditionally guarantee the Debt Securities. The Subsidiaries may alternatively co-issue the Debt Securities registered herein. As of the date hereof, each of the Subsidiaries are wholly owned subsidiaries of the Company.

RISK FACTORS

Investing in the Securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our Securities, as well as the information relating to us identified herein in “Cautionary Statement Concerning Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

We emerged from bankruptcy under title 11 of the Bankruptcy Code on May 17, 2021. Upon our emergence from bankruptcy, we applied fresh start accounting. Accordingly, our future financial condition and results of operations may not be comparable to the financial condition or results of operations reflected in the historical financial statements of Legacy Gulfport. The lack of comparable historical financial information may discourage investors from purchasing our Securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the expected impact of the novel coronavirus disease (COVID-19) pandemic on our business, our industry and the global economy, estimated future production and net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), the impact of our emergence from bankruptcy, share repurchases, business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of our business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere of our Annual Report on Form 10-K for the year ended December 31, 2021. All forward-looking statements speak only as of the date of this prospectus, the date of any accompanying prospectus supplement or the date of the information incorporated by reference herein, as applicable.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

Investors should note that we announce financial information in SEC filings. We may use the Investors section of our website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. The information on our website is not part of this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of Securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

The selling stockholders may offer and sell up to an aggregate of 14,326,362 shares of Common Stock under this prospectus, including up to 1,695,929 shares of Common Stock issuable upon conversion of certain shares of our Series A Preferred Stock. See the section entitled, “Selling Stockholders.” Accordingly, we will not receive any proceeds from the sales of Common Stock sold by the selling stockholders. We will bear the costs associated with the sale of any Securities under this prospectus by the selling stockholders, other than underwriting discounts and commissions.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 14,326,362 shares of Common Stock, including the resale of up to 1,695,929 shares of Common Stock issuable upon conversion of shares of our Series A Preferred Stock, that may be offered and sold from time to time under this prospectus by the selling stockholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such shares of Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

The selling stockholders acquired the shares of Common Stock offered hereby either in connection with our emergence from bankruptcy on May 17, 2021 or in open market purchases. The shares of Series A Preferred Stock convertible into certain of the shares of Common Stock offered hereby were acquired by certain of the selling stockholders in connection with our emergence from bankruptcy on May 17, 2021. On May 17, 2021, we entered into the Registration Rights Agreement with the selling stockholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain shares of Common Stock held by the selling stockholders from time to time as permitted by Rule 415 promulgated under the Securities Act.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders and such information is as of May 3, 2022 (except as otherwise noted). We have not sought to verify such information. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the shares of Common Stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of the shares of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Common Stock beneficially owned by them that are covered by this prospectus, including any shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock set forth in the table below. The selling stockholders are not obligated to sell any of the shares of Common Stock offered by this prospectus. The percent of beneficial ownership for the selling security holders is based on 20,992,042 shares of Common Stock outstanding as of April 29, 2022.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Offered Hereby(2)	Shares of Common Stock Beneficially Owned After Completion of the Offering(3)(4)
	Number	Percentage		Number	Percentage
Selling stockholders:
AllianceBernstein L.P.(5)	909,675	4.3%	632,175	277,500	1.1%
JP Morgan Investment Management, Inc. and JPMorgan Chase Bank, N.A.(6)	1,927,091	9.0%	1,584,877	342,214	1.4%
MacKay Shields LLC(7)	2,740,599	12.7%	1,810,929	929,670	3.7%
Silver Point Capital, L.P.(8)	10,298,381	45.4%	10,298,381	—	—

____________

(1)      The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)      Includes all shares of Common Stock issuable upon conversion of our Series A Preferred Stock held by Silver Point (as defined below). Does not include shares of Common Stock issuable upon conversion of our Series A Preferred Stock beneficially owned by any other selling stockholders. Assumes the full conversion of shares of Series A Preferred Stock at a conversion rate based on a liquidation preference of $1,000 per share of preferred stock and a conversion price of $14.00, in each case pursuant to our A&R Certificate of Incorporation.

(3)      Assumes Silver Point Capital, L.P. (“Silver Point”) sells all of the shares of Common Stock beneficially owned by Silver Point, including any shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, and does not acquire beneficial ownership of any additional shares of our Common Stock. Assumes the selling stockholders other than Silver Point sell all of the shares of Common Stock beneficially owned, except for any shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock.

(4)      In calculation of percentages, assumes that all shares of Series A Preferred Stock were converted to shares of Common Stock.

(5)      Includes (i) 176,618 shares of Common Stock and shares of Common Stock issuable upon conversion of 757 shares of Series A Preferred Stock owned by AB High Income Fund, Inc., (ii) 25,610 shares of Common Stock and shares of Common Stock issuable upon conversion of 108 shares of Series A Preferred Stock owned by AB Bond Fund, Inc. - AB Income Fund, (iii) 1,374 shares of Common Stock and shares of Common Stock issuable upon conversion of 4 shares of Series A Preferred Stock owned by AB Bond Fund, Inc. - AB High Yield Portfolio, (iv) 2,576 shares of Common Stock and shares of Common Stock issuable upon conversion of 9 shares of Series A Preferred Stock owned by The AB Portfolios — AB All Market Total Return Portfolio, (v) 32,376 shares of Common Stock and shares of Common Stock issuable upon conversion of 136 shares of Series A Preferred Stock owned by AllianceBernstein Global High Income Fund, Inc., (vi) 16,172 shares of Common Stock and shares of Common Stock issuable upon conversion of 69 shares of Series A Preferred Stock owned by AB SICAV I — All Market Income Portfolio, (vii) 426,777 shares of Common Stock owned by AB FCP I — Global High Yield Portfolio, (viii) 801 shares of Common Stock and shares of Common Stock issuable upon conversion of 2 shares of Series A Preferred Stock owned by AB SICAV I — Global Income Portfolio, (ix) 4,437 shares of Common Stock and shares of Common Stock issuable upon conversion of 17 shares of Series A Preferred Stock owned by AB SICAV I — US High Yield Portfolio, (x) 370 shares of Common Stock owned by Kaiser Foundation Hospitals, (xi) 3,425 shares of Common Stock and shares of Common Stock issuable upon conversion of 13 shares of Series A Preferred Stock owned by AB Bond Fund, Inc. - AB Limited Duration High Income Portfolio, (xii) 16,339 shares of Common Stock and shares of Common Stock issuable upon conversion of 69 shares of Series A Preferred Stock owned by Teachers’ Retirement System of Louisiana, (xiii) 13,728 shares of Common Stock and shares of Common Stock issuable upon conversion of 54 shares of Series A Preferred Stock owned by AB Collective Investment Trust Series — AB US High Yield Collective Trust and (xiv) 189,071 shares of Common Stock issuable upon conversion of 2,647 shares of Series A Preferred Stock owned by AllianceBernstein(Luxembourg) S.a.r.l., in its capacity as management company, for and on behalf of AB FCP I — Global High Yield Portfolio (collectively, the “AllianceBernstein Accounts”). AllianceBernstein L.P. is investment advisor to the AllianceBernstein Accounts. John Tota, in his position as Director of Portfolio Administration of AllianceBernstein L.P., may be deemed to have voting and investment power with respect to the common stock owned by the AllianceBernstein Accounts. The address for the foregoing persons is 501 Commerce Street, Nashville, TN 37203.

(6)      Consists of 1,927,091 shares held of record by investment funds and accounts for which the investment manager (with sole voting and dispositive power) is J.P. Morgan Investment Management Inc. (“JPMIM”) or JPMorgan Chase Bank, N.A. (“JPMCB”). The address for JPMIM and JPMCB is 383 Madison Avenue, New York, NY 10179.

(7)      MacKay Shields LLC, a registered investment advisor, is an indirect wholly-owned subsidiary of New York Life Insurance Company. MacKay Shields LLC is deemed to be the beneficial owner of an aggregate of 2,740,599 shares of Common Stock, which includes shares of Common Stock issuable upon conversion of 7,270 shares of Series A Preferred Stock. The aggregate amount being offered pursuant to this registration statement only includes (i) 1,502,300 shares of Common Stock and shares of Common Stock issuable upon conversion of 4,201 shares of Series A Preferred Stock held by Mainstay MacKay High Yield Corporate Bond Fund, (ii) 406,067 shares of Common Stock and shares of Common Stock issuable upon conversion of 1,134 shares of Series A Preferred Stock held by Mainstay VP High Yield Corporate Bond Portfolio, and (iii) 96,932 shares of Common Stock and shares of Common Stock issuable upon conversion of 269 shares of Series A Preferred Stock held by Mainstay MacKay Short Duration High Yield Fund (clauses (i)-(iii), the “Mainstay Funds”). MacKay Shields LLC does not own any equity interest in the Mainstay Funds but has been delegated voting and dispositive power over the common stock identified above as beneficially owned by the Mainstay Funds. The aggregate amount being offered hereby also includes 245,201 shares of Common Stock and shares of Common Stock issuable upon conversion of 550 shares of Series A Preferred Stock held by various funds and other managed accounts that are investment clients of MacKay Shields LLC. The remaining 490,098 shares of Common Stock which MacKay Shields LLC is deemed to beneficially own (which includes shares of Common Stock issuable upon conversion of 1,116 shares of Series A Preferred Stock) and which shares are held on behalf of various funds and other managed accounts that are investment clients of MacKay Shields LLC that are not named herein are not being offered pursuant to this registration statement. The address of MacKay Shields LLC is 1345 Avenue of Americas, New York, NY 10105.

(8)      Silver Point or its wholly owned subsidiaries are the investment managers of Silver Point Capital Fund, L.P., Silver Point Capital Offshore Master Fund, L.P., Silver Point Distressed Opportunities Fund, L.P., Silver Point Distressed Opportunities Offshore Master Fund, L.P., Silver Point Distressed Opportunity Institutional Partners, L.P. and Silver Point Distressed Opportunity Institutional Partners Master Fund (Offshore), L.P. (the “Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the reported securities held by the Funds. Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by the Funds. Messrs. Edward A. Mulé and Robert J. O’Shea are each members of Management and as a result may be deemed to be the beneficial owner of all of the securities held by the Funds. Silver Point, Management and Messrs. Mule and O’Shea disclaim beneficial ownership of the reported securities held by Funds except to the extent of their pecuniary interests.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not determined any plan of distribution and we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the Securities by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Securities may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Securities may be sold by us or the selling stockholders include:

•        privately negotiated transactions;

•        underwritten transactions;

•        exchange distributions and/or secondary distributions;

•        sales in the over-the-counter market;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•        a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•        short sales;

•        through the writing of options on the shares, whether or not the options are listed on an options exchange;

•        through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

•        a combination of any such methods of sale; and

•        other method permitted pursuant to applicable law.

We or the selling stockholders may also sell shares of Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by us or the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. We or the selling stockholders may effect such transactions by selling the Securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from us or the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. We or the selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Securities for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the Securities against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the Securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The selling stockholders also may sell Securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Securities from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the Securities offered under this prospectus.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior Debt Securities (“Senior Debt Securities”) or our subordinated Debt Securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors (as defined below) of such Debt Securities, if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of Gulfport and our creditors, including holders of the Debt Securities, to participate in the assets of our subsidiaries (other than the Subsidiary Guarantors of such Securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiaries’ creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our Common Stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement respecting a particular series of Debt Securities, certain of the Subsidiaries (as applicable, the “Subsidiary Guarantors”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series, or may be a co-issuer of that series, in each case as described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)    the title of the Debt Securities;

(2)    whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)    whether the Subsidiary Guarantors will provide a Subsidiary Guarantee of the Debt Securities;

(4)    any limit on the aggregate principal amount of the Debt Securities;

(5)    each date on which the principal of the Debt Securities will be payable;

(6)    the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)    each place where payments on the Debt Securities will be payable;

(8)    any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)    any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)  the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)  whether the Debt Securities are defeasible;

(12)  any addition to or change in the Events of Default;

(13)  whether the Debt Securities are convertible into our Common Stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)  any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)  any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

The Amended and Restated Certificate of Incorporation (the “A&R Certificate of Incorporation”) of the Company provides that the Company is authorized to issue 42,110,000 shares of capital stock, divided into two classes consisting of (a) 42,000,000 shares of Common Stock and (b) 110,000 shares of Preferred Stock, which are all currently designated as Series A Convertible Preferred Stock, par value of $0.0001 per share (the “Series A Preferred Stock”).

Common Stock

As of April 29,, 2022, there were 20,992,042 shares of Common Stock issued and outstanding.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors.

The bylaws of the Company (the “Bylaws”) provide that the Board of Directors of the Company (the “Board”) be comprised of not less than five nor more than 11 directors. The number of directors constituting the full Board shall be set from time to time by the Board within the limits set forth above. The Board may fill any vacancy resulting from the non-election or resignation of a director as provided in these Bylaws if such vacancy has not been filled by action of the stockholders. Pursuant to the A&R Certificate of Incorporation, the Board may adopt, amend, alter or repeal from time to time the Bylaws of the Company by the affirmative vote of the directors at a meeting where a quorum is present, subject to the right of the stockholders entitled to vote with respect thereto to adopt, amend and repeal Bylaws made by the Board.

Dividends

The Board may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the A&R Certificate of Incorporation, and the Board may set apart out of the funds of the Company available for dividends a reserve for any proper purpose and may abolish such reserve.

Liquidation

Except as otherwise required by the Bylaws, the A&R Certificate of Incorporation or any Certificate of Designations relating to Preferred Stock (the “Preferred Terms”), the Common Stock will have all rights and privileges typically associated with such securities as set forth in the Delaware General Corporation Law (the “DGCL”) in relation to rights upon liquidation.

Preferred Stock

As of April 29, 2022, there were 55,212 shares of Series A Preferred Stock issued and outstanding.

Authorized and unissued shares of Preferred Stock may be issued from time to time in one or more additional series as the Board, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock (including the Series A Preferred Stock) at any time outstanding, and, subject to certain exceptions set forth in the A&R Certificate of Incorporation, and applicable law, the Board may fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each series of Preferred Stock.

Series A Preferred Stock

Ranking

Each share of the Series A Preferred Stock will be identical in all respects to every other share of the Series A Preferred Stock, and will, with respect to dividend rights, redemption rights and rights upon liquidation, dissolution or winding-up of the affairs of Gulfport, rank senior to the Common Stock and each other class of Gulfport’s capital stock and any other series of Preferred Stock established after the Effective Date (all such shares, collectively, the “Junior Securities”), except for any such securities designated as senior or pari passu to the Series A Preferred Stock and approved pursuant to the (the “Preferred Terms”).

The distinctive designation of, and the number of shares of Series A Preferred Stock that shall constitute, each series of Series A Preferred Stock may be increased or decreased (except as otherwise provided by the Board in the resolution establishing such series and in any event not below the number of shares of such series then outstanding) from time to time by the Board without prior approval of the holders of such series.

Voting Rights

The holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote, voting together with the holders of the Common Stock as a single class, with each share of Series A Preferred Stock entitled to a number of votes equal to the voting power of one share of Common Stock, multiplied by the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote (in each case, including any Series A Preferred Stock issuable in respect of any accrued but unpaid dividends to, but not including, such date).

So long as any shares of Series A Preferred Stock are outstanding, Gulfport shall not take any of the following actions without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class: (i) authorize, allow or undertake any liquidation, dissolution or winding-up of the affairs of Gulfport; (ii) issue or pay any dividend, distribution or other payment with respect to Junior Securities other than Common Stock; or (iii) amend or alter the A&R Certificate of Incorporation or the Preferred Terms to amend the terms of the Series A Preferred Stock.

Dividends and Maturity

Holders of Series A Preferred Stock are entitled to receive cumulative dividends payable quarterly in arrears with respect to each dividend period ending on and including the last calendar day of each three-month period ending March 31, June 30, September 30 and December 31, respectively (each such date, a “Dividend Payment Date”), at a rate of 10% per annum of the Liquidation Preference (as defined below) with respect to cash dividends and 15% per annum of the Liquidation Preference with respect to dividends paid in kind as additional shares of Series A Preferred Stock (“PIK Dividends”). Gulfport must pay PIK Dividends for so long as the quotient obtained by dividing (i) Total Net Funded Debt (as defined in the Second Amended and Restated Credit Agreement entered into by Gulfport on the Effective Date (the “Credit Agreement”) by (ii) the last twelve (12) months of EBITDAX (as defined in the Credit Agreement) calculated as at the applicable record date is equal to or greater than 1.50. If such ratio is less than 1.50 such dividend shall be paid in either cash or as PIK Dividends, subject to certain conditions in the Preferred Terms. The record date for payment of quarterly dividends on the Series A Preferred Stock will be the close of business on the 15th day of the calendar month of the applicable Dividend Payment Date.

To the extent that Gulfport pays a dividend or distribution on shares of Common Stock, whether in the form of cash, securities, debt, assets or options, warrants or other rights, but excluding any dividend or distribution payable solely in shares of Common Stock (which shall result in an adjustment to the Conversion Price (as defined below)), such dividend shall be payable to holders of shares of Common Stock and shares of Series A Preferred Stock on a pari passu pro rata basis.

The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless repurchased or redeemed by Gulfport or converted into Common Stock.

Conversion Rights

Each holder of shares of Series A Preferred Stock has the right (the “Conversion Right”), at its option and at any time, to convert all or a portion of the shares of Series A Preferred Stock that it holds into a number of shares of Common Stock equal to the quotient obtained by dividing (x) the product obtained by multiplying (i) the Liquidation Preference times (ii) an amount equal to one (1) plus the Per Share Makewhole Amount (as defined in the Preferred Terms) on the date of conversion, by (y) $14.00 per share (as may be adjusted under the Preferred Terms) (the “Conversion Price”).

Liquidation Rights

The Series A Preferred Stock are entitled to a liquidation preference of $1,000 per share of Series A Preferred Stock (the “Liquidation Preference”). Upon any Liquidation Event (as defined in the Preferred Terms), each holder of shares of the Series A Preferred Stock will be entitled to payment out of the assets of Gulfport available for distribution, before any distribution or payment out of such assets may be made to the holders of any Junior Securities, and subject to the rights of the holders of any Senior Securities (as defined in the Preferred Terms) or Parity Securities (as defined in the Preferred Terms) approved, if and to the extent required, by the holders of Series A Preferred Stock and the rights of Gulfport’s creditors, of an amount equal to the greater of (i) the Liquidation Preference payable with respect to the outstanding shares of Series A Preferred Stock and any accrued and unpaid dividends thereon, whether or not declared or (ii) such amount per share of Series A Preferred Stock as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such Liquidation Event.

Optional Redemption

Following the Effective Date, upon or after the payment of the First-Out Payment in Full (as defined in the Credit Agreement), Gulfport shall have the right, but not the obligation, to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock by notice to the holders of Series A Preferred Stock, at the greater of (i) the aggregate value of the Series A Preferred Stock, calculated by the Current Market Price (as defined in the Preferred Terms) of the number of shares of Common Stock into which, subject to redemption, such Series A Preferred Stock would have been converted if such shares were converted pursuant to the Conversion Right at the time of such redemption and (ii) (y) if the date of such redemption is on or prior to the three year anniversary of the date hereof, the sum of the Liquidation Preference plus the sum of all unpaid PIK Dividends through the three year anniversary of the date hereof, or (x) if the date of such redemption is after the three year anniversary of the date hereof, the Liquidation Preference (the “Redemption Price”).

Mandatory Redemption

Following the Effective Date, if there shall occur a Fundamental Change (as defined in the Preferred Terms), Gulfport shall, after the payment of the First-Out Payment in Full (as defined in the Credit Agreement) or to the extent not prohibited under the Exit Credit Facility, redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock by cash payment of the Redemption Price per share of Series A Preferred Stock within three (3) business days of the occurrence of such Fundamental Change. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if Gulfport lacks sufficient cash to redeem all outstanding shares of Series A Preferred Stock, Gulfport shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock.

Anti-Takeover Provisions

Some provisions of Delaware law, the A&R Certificate of Incorporation and the Bylaws could make certain change of control transactions more difficult, including acquisitions of Gulfport by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock.

Prohibited Transfers

In order to preserve the benefits of certain tax attributes to Gulfport, following any “Threshold Level Determination” (as defined in the A&R Certificate of Incorporation), the A&R Certificate of Incorporation generally imposes restrictions, subject to certain exceptions and waivers, on any direct or indirect transfer of (i) any interest that would be treated as “stock” of Gulfport pursuant to Treasury Regulations § 1.382-2(a)(3) or § 1.382-2T(f)(18) (“Capital Stock”) and (ii) any warrants, rights or options (including options within the meaning of Treasury Regulations § 1.382-4(d)(9) and § 1.382-2T(h)(4)(v)) to purchase securities of Gulfport (in each case, including certain transfers of any such Gulfport securities that result from the transfer of interests in other entities that own Gulfport securities) if the effect would be to:

•        increase the direct or indirect ownership of Corporation Securities (as defined in the A&R Certificate of Incorporation), including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder (“Stock Ownership”), by any individual, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulations § 1.382-3(a)(1)(i), and including any successor (by merger or otherwise) of such entity (a “Person”) to 4.9% percent or more of Gulfport’s Capital Stock (as defined in the A&R Certificate of Incorporation) then outstanding; or

•        increase the percentage of Stock Ownership of a Person who owns, directly and constructively, 4.9% or more of Gulfport’s Capital Stock.

The transfer restrictions in the A&R Certificate of Incorporation have anti-takeover effects because, among other things, they will restrict the ability of a person, entity or group to accumulate 4.9% or more of Gulfport’s Capital Stock following a Threshold Level Determination.

Number and Election of Directors

The Bylaws provide that the Board shall be comprised of no less than five and no more than eleven directors, with the number of directors to be fixed from time to time by resolution adopted by the Board.

Calling of Special Meeting of Stockholders

The Bylaws provide that special meetings of stockholders may be called only by (a) the Chair of the Board or Chief Executive Officer and President and (b) the Chair of the Board, Chief Executive Officer and President or Secretary on the written request of a majority of directors then in office, or the sole director, as the case may be, and will be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.

Amendments to the Bylaws

The Board shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware, subject to the right of the stockholders entitled to vote with respect thereto to adopt, amend and repeal Bylaws made by the Board.

Other Limitations on Stockholder Actions

At any annual or special meeting of the stockholders, only such business will be conducted as will have been properly brought before the meeting in accordance the Bylaws. To be properly brought before an annual meeting business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Gulfport. To be timely, a stockholder’s notice must be delivered to and received at the principal executive offices of Gulfport not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than thirty

(30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Vacancies on the Board

The Board may fill any vacancy resulting from the non-election or resignation of a director as provided in the Bylaws if such vacancy has not been filled by action of the stockholders.

Authorized but Unissued Shares

Subject only to the requirements of the DGCL and the limits in the A&R Certificate of Incorporation, the Board is expressly authorized to issue shares of Common Stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board deems appropriate under the circumstances. Gulfport may use these additional shares of Common Stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of Gulfport by means of a proxy contest, tender offer, merger or otherwise.

Authorized and unissued shares of Preferred Stock may be issued from time to time in one or more additional series as the Board, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated.

Exclusive Forum

The A&R Certificate of Incorporation provides that unless Gulfport consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Gulfport, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of Gulfport to Gulfport or Gulfport’s stockholders, creditors or other constituents, (iii) any action asserting a claim against Gulfport or any director or officer of Gulfport arising pursuant to any provision of the DGCL or the A&R Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), or (iv) any action asserting a claim against Gulfport or any director or officer of Gulfport governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware.

The foregoing descriptions of the A&R Certificate of Incorporation (including the description of the terms of the Preferred Stock included as Exhibit A to the A&R Certificate of Incorporation) and Bylaws do not purport to be complete and are qualified in their entirety by reference to the A&R Certificate of Incorporation (including Exhibit A thereto) and Bylaws.

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of our Common Stock, Preferred Stock or any combination thereof. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of Warrants for the terms of and information relating to the Warrants, including, where applicable:

(1)    the number of securities purchasable upon exercise of the Warrants and the price at which such securities may be purchased upon exercise of the Warrants;

(2)    the date on which the right to exercise the Warrants commences and the date on which such right expires (the “Expiration Date”);

(3)    the United States federal income tax consequences applicable to the Warrants;

(4)    the amount of the Warrants outstanding as of the most recent practicable date; and

(5)    any other terms of the Warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the prospectus supplement relating to such Warrants.

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the Warrants, or to exercise any applicable right to vote.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our Preferred Stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the Preferred Stock related to the depositary shares, we will deposit the Preferred Stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue Share Purchase Contracts representing contracts obligating holders, subject to the terms of such Share Purchase Contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Common Stock, Preferred Stock or other securities described in this prospectus at a future date or dates. Alternatively, the Share Purchase Contracts may, subject to the terms of such Share Purchase Contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Common Stock, Preferred Stock or other securities described in this prospectus. The price per unit of our Common Stock, Preferred Stock or other securities described in this prospectus and number of units may be fixed at the time the Share Purchase Contracts are entered into or may be determined by reference to a specific formula set forth in the Share Purchase Contracts.

The applicable prospectus supplement will describe the terms of any Share Purchase Contract. The Share Purchase Contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue Units of Securities consisting of one or more of the following Securities: Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Depositary Shares, Share Purchase Contracts or any combination thereof. We may evidence each series of Units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any Units, certain terms of that series of Units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•        the title of the series of Units;

•        identification and description of the separate constituent securities comprising the Units;

•        the price or prices at which the Units will be issued;

•        the date, if any, on and after which the constituent Securities comprising the Units will be separately transferable;

•        if appropriate, a discussion of material United States federal income tax considerations; and

•        any other terms of the Units and their constituent Securities.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by Netherland, Sewell & Associates, Inc. All such information has been so included or incorporated by reference on the authority of such firm as experts regarding the matters contained in its reports.

653,464 shares

Gulfport Energy Corporation

Common Stock

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PROSPECTUS SUPPLEMENT

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J.P. Morgan

December     , 2023